EXHIBIT 10.11D


                                 THIRD AMENDMENT
                                     TO THE
                     RECOTON CORPORATION CODE SECTION 401(k)
                     PROFIT SHARING PLAN AND TRUST AGREEMENT


          WHEREAS, the Recoton Corporation Codess.401(k) Profit Sharing Plan and Trust Agreement (the "Plan") was adopted by Recoton Corporation (the "Company"); and

          WHEREAS, Section 13.02 of the Plan permits the Company to amend the Plan; and

          WHEREAS, the Company now desires to amend the Plan; NOW,

          THEREFORE, the Plan is hereby amended as follows:

          FIRST: A new Appendix Article C is hereby added to the Plan, to read in its entirety as follows:

                                    "APPENDIX
                                    ARTICLE C

                         SPECIAL PROVISIONS RELATING TO
                         THE MERGER OF THE PLAN WITH THE
                        INTERNATIONAL JENSEN INCORPORATED
                           (RECOTON AUDIO CORPORATION)
                     401(K) SAVINGS AND PROFIT SHARING PLAN


               1. The International Jensen Incorporated 401(k) Savings and Profit Sharing Plan (the 'IJI Plan') shall be merged into, and be continued as part of, this Recoton Corporation Code section 401(k) Profit Sharing Plan and Trust Agreement (the 'Recoton Plan'), effective as of March 18, 1998.

               2. As of the date of the merger, the sum of the account balances in the IJI Plan and the Recoton Plan immediately prior to the merger shall be equal to the fair market value (determined as of the date of the merger) of the entire assets of the Recoton Plan immediately following the merger.

               3. Immediately following the merger, each Participant in the Recoton Plan as merged shall have an account balance equal to the account balances the Participant had in the IJI Plan and the Recoton Plan immediately prior to the merger.

               4. Notwithstanding any other provision of the Recoton Plan to the contrary, in addition to such payment options as are available under the Recoton Plan, each Participant who was also a participant in the IJI Plan shall be entitled to elect any payment options which were available under the IJI Plan as in effect on the date of the merger.

               5. Notwithstanding any other provision of the Recoton Plan to the contrary, (i) effective as of January 1, 1998, any employee who was eligible to participate in the IJI Plan on January 1, 1998 shall be eligible to become a participant in the Code section 401(k) arrangement under the Recoton Plan effective as of January 1, 1998, and (ii) with respect to any individual who, on January 1, 1998, was an employee of Recoton Audio Corporation (formerly known as International Jensen Incorporated) or its subsidiary, Recoton Home Audio, service which was credited under the IJI Plan shall be credited under the Recoton Plan and amounts received from Recoton Audio Corporation or Recoton Home Audio during 1998 (including the portion of 1998 which occurred before the merger date) shall be included for purposes of determining such an individual's Compensation under the Recoton Plan for 1998.

               6. Defined terms used in this Appendix Article C shall have the same meaning as used in the Plan."

          SECOND: The provisions of this Amendment shall be effective as indicated in Appendix Article C as added to the Plan by this Amendment.

          THIRD: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect, without change or modification.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of January 1, l998.

                                            RECOTON CORPORATION


                                            By: /s/ JOSEPH H. MASSOT
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